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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-95079) and Form S-3 (No. 333-95753) of Sybase, Inc. of our reported dated March 16, 2000 relating to the financial statements of Home Financial Network, Inc., which appear in this Current Report on Form 8-K.

                                        /s/ PricewaterhouseCoopers LLP

Stamford Connecticut
March 16, 2000